Exhibit 99.1

                    IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF ARIZONA


TRW INC.,                          )    No. CIV 94-0350 PHX PGR
                                   )
     Plaintiff/Counterdefendant,   )
                                   )
               vs.                 )    JUDGMENT
                                   )
TALLEY INDUSTRIES, INC., et al.,   )
                                   )
     Defendants/Counterclaimants.  )
                                   )
                                   )
AND RELATED COUNTERCLAIMS          )
AND INTERPLEADER                   )
                                   )

     WHEREAS on February 15, 1994 plaintiff/counterdefendant TRW Inc. ("TRW") filing a Civil Complaint against defendants/counterclaimants Talley Industries, Inc., Talley Defense Systems, Inc., Talley Automotive Products, Inc., Talley Manufacturing and Technology, Inc., Talley Technology, Inc. and Universal Propulsion Company, Inc. (collectively "Talley") and upon Talley's motion for summary judgment, the Court after due deliberation having granted Talley's motion for summary judgment and dismissing a certain portion of the Complaint on August 24, 1994, and TRW filing an Amended Civil Complaint on September 13, 1994; and

     WHEREAS this action, having come on for trial before this Court and a jury beginning on April 5, 1995, the Honorable Paul G. Rosenblatt, U.S.D.J. presiding, and certain of the issues having been duly tried, and a special verdict having been rendered, and pursuant to Federal Rule of Civil Procedure 54(a); and
     WHEREAS at the close of all the evidence and upon Talley's motions for judgment as a matter of law with respect to all of the claims underlying TRW's "First Claim for Relief: Declaratory Judgment" and "Second Claim for Relief: Breach of the APA and the License", and the Court after due deliberation having granted on May 30, 1995 the motions of each defendant in all respects and disposing of all claims in the Amended Complaint; and
     WHEREAS TRW withdrew its "Third Claim for Relief: Interference with Contract Rights by UPCO" and its "Fourth Claim for Relief:
Constructive Trust on Information Regarding Licensed Products"; and
     WHEREAS Talley's "First Counterclaim (Anticipatory Breach)" and "Second Counterclaim (Breach of Implied Duty of Good Faith and Fair Dealing)" having been duly tried and submitted to the jury, and the jury having duly rendered a verdict in favor of Talley as to the First Counterclaim and in favor of TRW as to the Second Counterclaim; and
     WHEREAS Talley's "Third Counterclaim (Breach of Implied Duty to Exercise Reasonable Efforts to Exploit the Exclusive License)",

"Fourth Counterclaim on Behalf of Talley and UPCO for Intentional Interference with Prospective Business Relationships", and "Fifth Counterclaim on Behalf of Talley (Breach of Contract)" having been severed from this action by agreement of the parties and consolidated with the claims remaining in the action between the parties pending before this Court in CIV No. 89-1920 PHX PGR, filed February 12, 1990, and for good cause appearing therefor.
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:
     1. In accordance with the Court's granting of judgment as a matter of law, TRW's Amended Complaint and all of TRW's claims that were or could have been set forth therein and in the Joint Pretrial Statement filed March 29, 1995 be, and the same hereby are, dismissed with prejudice and that TRW take nothing of Talley.
     2. In accordance with the jury's special verdict, Talley has judgment on its First Counterclaim as follows: Talley shall recover against TRW a judgment in the sum of One Hundred Thirty Eight Million Dollars ($138,000,000.00) together with interest thereon pursuant to Section 13.19 of the License at the rate of prime plus five (5) per cent per annum from date of judgment until paid.
     3. Talley is entitled to and shall recover from TRW Talley's costs and attorneys' fees pursuant to Section 12.16 of the APA and
Section 13.12 of the License and as provided by law with interest thereon to be taxed as the Court determines.

     4. Upon expiration of ten (10) days from the entry hereof, execution shall promptly issue in favor of Talley with respect to the enforcement hereof, including, without limitation, the enforcement and collection of all amounts to be paid hereunder to Talley.
     5. This Court shall retain jurisdiction with respect to the enforcement of the terms of this judgment.
     6. The Clerk is directed to enter judgment accordingly. DATED this 27th day of June, 1995.

                              Paul G. Rosenblatt
                              Hon. Paul G. Rosenblatt
                              U.S.D.J.